AMENDMENT NUMBER FIVE

                                    TO THE

                             PAUL MUELLER COMPANY
                        SALARIED AND CLERICAL EMPLOYEES
                                RETIREMENT PLAN

    WHEREAS, Paul Mueller Company (the "Company") adopted the Paul Mueller Company Salaried and Clerical Employees Retirement Plan (the "Plan") effec-tive July 3, 1957; and

    WHEREAS, the Company amended and restated the Plan effective January 1, 1989; and

    WHEREAS, the Company retained the right to amend the Plan pursuant to
Section XIV hereof;

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

    1.   Section 1.01 is amended to read as follows:

         1.01 Company - Paul Mueller Company, a Missouri corporation, and any successor thereto. In the event the Company is a member of a Related Group, the term "Company" shall also mean mem-bers of the Related Group to the extent provided below. The term "Related Group" means a controlled group of corpora-tions, or trades or businesses under common control, as defined in Sections 414(b) and (c), respectively, of the Internal Revenue Code.

               The term "Company" shall include all members of the Related Group for purposes of: determining Compensation under Sec-tion 1.16; determining service, and breaks in service, for purposes of vesting and eligibility for participation; ap-plication of the Plan's top-heavy rules under Article XVI; application of the rules regarding the maximum limitations on benefits, under Section 5.04; determining eligibility for commencement of benefits upon termination of employment; and for any other purpose for which members of the Related Group must be considered as the "Company" under the provisions of the Internal Revenue Code or this Plan.

               The term "Company" shall include only those members of the Related Group which maintain this Plan, for purposes of: eligibility to participate in this Plan; determining service for benefit accruals; and suspension of benefits upon reem-ployment.

               For purposes of funding benefits under this Plan, the term "Company" shall mean each member, respectively, of the Re-lated Group which maintains this Plan, but only with respect to each such member's employees who participate in this Plan.

               For purposes of determining authority to execute amendments, terminate the Plan, transfer and merge assets, and perform similar or settlor functions, the term "Company" shall mean Paul Mueller Company.

    2. Section 1.20 is amended by modifying subsection (B) thereof (but not the last paragraph of Section 1.20) as follows:

               (B) Interest Discount Factor - Either (1) or (2) below, whichever yields the larger benefit:

                    (1) The interest discount factor used by the PBGC to value immediate annuities as of the Assumption Determination Date, applied to the Member's Accrued Pension as of October 1, 1995; the balance of the Member's Accrued Pension shall not be taken into account;

                    (2) Seven percent (7%), applied to the Member's entire Accrued Pension.

    3. Section 5.04 is amended by deleting the existing Section in its entirety, substituting the following new Section in its place:

         5.04 Maximum Pension Provision: In no event shall the monthly pension payable under the Plan exceed the limitations appli-cable to the Plan under Section 415 of the Internal Revenue Code and the regulations promulgated thereunder. If the monthly pension payable under any provision of the Plan would exceed such limitations, then notwithstanding any other provision of the Plan, such monthly pension shall be reduced to the extent necessary to ensure that such limi-tations are not exceeded. If a Member's monthly pension payable under this Plan, in combination with the annual additions credited to him under any defined contribution plan maintained by the Company would exceed such limita-tions, then the monthly pension payable under this Plan shall be reduced to the extent necessary to ensure that such limitations are not exceeded. For purposes of this Section, "Company" means Paul Mueller Company and all employers re-quired, pursuant to Section 415 of the Internal Revenue Code, to be aggregated therewith under the rules of Sections 414(b) or (c) of the Code.

    4.   Section 7.04 is amended to read as follows:

         7.04 Cash Option: Where the lump sum Actuarial Equivalent of a Member's vested Accrued Pension is not greater than $10,000, he may elect with the consent of his spouse to receive an immediate lump sum cash settlement in lieu of the monthly payments of his vested Accrued Pension which he would other-wise be entitled to receive. The Member may elect this cash settlement to be paid at any time after termination of employment but not later than his Normal or Deferred Retire-ment Date. This Cash Option may also be elected by a Member who has not terminated employment but whose Accrued Pension must be distributed pursuant to the required distribution provisions of Section 6.01.

               The Cash Option will be invoked by the Committee without the Member's consent if the lump sum Actuarial Equivalent of the Member's vested Accrued Pension is less than $3,500 at the time of his termination of employment or upon his required beginning date as described in Section 6.01.

               For purposes of this Section 7.04, the Actuarial Equivalent of a Member's vested Accrued Pension shall be determined in accordance with the following actuarial assumptions:

               (A) Mortality Table - The mortality table published by the Internal Revenue Service pursuant to Section 417(e)(3) of the Internal Revenue Code, determined as of the date the lump sum cash settlement is paid.

               (B) Interest Discount Factor - The annual interest rate on thirty (30) year Treasury securities, published by the Internal Revenue Service, for the month of December that next precedes the Plan Year in which the lump sum cash settlement is paid.

    5. Section 9.01 is amended by modifying the last paragraph thereof as follows:

         All Company contributions are conditioned upon their deductibility under Section 404 of the Code. To the extent the deduction of any contribution is disallowed, the contribution shall be returned to the Company within one year of the disallowance of the deduction pursuant to ERISA Section 403(c)(2)(C).

    6. Section 9.01 is further amended by adding the following to the end thereof:

         Any Company contribution (to include any portion thereof) made due to a mistake of fact shall be returned to the Company within one year after payment of the contribution.

    7.   A new Section 9.04 is added as follows:

         9.04 Liquidity Shortfall Limitations. If the Plan has a liquid-ity shortfall within the meaning of Section 412(m) of the Internal Revenue Code, the Plan shall not pay benefits in excess of the amounts payable as a Basic Monthly Pension, plus any applicable Social Security supplements, to a Member or Beneficiary the payment of whose benefits commences during the period of the liquidity shortfall. Additional restrictions shall apply to a period of a liquidity short-fall to the extent required by section 401(a)(32) of the Internal Revenue Code and Section 206(d) of ERISA.

    The changes made by numbered paragraphs 1, 2, 3 and 4 above shall be effective November 1, 1995. The changes made by numbered paragraphs 5 and 6 above shall be effective with respect to contributions made on or after January 1, 1995. The changes made by numbered paragraph 7 above shall be effective for Plan Years beginning on or after January 1, 1995.

    IN WITNESS WHEREOF, PAUL MUELLER COMPANY has caused this instrument to be duly executed this 31st day of October, 1995.

                                         PAUL MUELLER COMPANY

                                         By: /S/    DANIEL C. MANNA
                                             ----------------------------
                                              DANIEL C. MANNA, PRESIDENT
Attest:
/S/  DONALD E. GOLIK
-----------------------------
Secretary - DONALD E. GOLIK